Matthew R. Rutherford, SBN 120710
RUTHERFORD & RYBACKI, LLP
110 West "C" Street, Suite 2000
San Diego, California 92101
(619) 525-1677                                    FILED
                                        CLERK, U.S. DISTRICT COURT
                                               SEP 25 2001
                                      CENTRAL DISTRICT OF CALIFORNIA
Attorneys for Plaintiff,                 BY ______________ DEPUTY
SEVILLE CONSULTING GROUP, INC.



                          UNITED STATES DISTRICT COURT

                         CENTRAL DISTRICT OF CALIFORNIA


SEVILLE CONSULTING GROUP, INC.,    )    CASE NO. CV01-01744- WMB (AJWX)
a Colorado corporation,            )    Judge: William M. Byrne, Jr.
                                   )    Room: 9
                  Plaintiff,       )
                                   )
                                   )    PROPOSED DEFAULT JUDGMENT BY
v.                                 )    COURT
                                   )
PRESIDENT'S CORPORATE GROUP,       )
INC., a Canadian corporation, E-   )
COMMERCE INVESTMENTS, INC., a      )
Panama corporation, ERWIN LIEM, an )
individual, SIGNATURE STOCK        )
TRANSFER, a Texas Corporation,     )
MADCON COMPANY, a Washington       )
corporation, JACK AUGBACKS AND     )
COMPANY, a Florida corporation,    )
                                   )
                  Defendants.      )
                                   )
__________________________________ )


      Attached is Plaintiff's Proposed Default Judgment by Court.


DATED: September 19, 2001               RUTHERFORD & RYBACKI, LLP

                                           /s/
                                        _______________________________
                                        Matthew R. Rutherford
                                        Attorney for Plaintiffs

______________________________________________________________________________
Proposed Default Judgment By Court                                           1

     The motion of Plaintiff SEVILLE CONSULTING GROUP, INC. ("Seville") for Entry of Default Judgment by Court came on regularly to be heard on September 10, 2001 at 11:00 a.m. in the above-entitled Court, the Honorable Wm. Matthew Byrne, Jr. United States District Court Judge presiding. Plaintiff Seville appeared through its counsel of record, Rutherford & Rybacki LLP, by Matthew
R. Rutherford.  There were no appearances for Defendants.

     Based upon the documents and evidence submitted to the Court by Plaintiff and Plaintiff's counsel, the Court finds that the Defendants ERWIN LIEM, INC. E-COMMERCE INVESTMENTS, INC. and PRESIDENT'S CORPORATE GROUP, INC. have been properly served, have failed to file an answer within the statutory period and have therefore defaulted. Upon application by the Plaintiff for entry of a default judgment, the Court orders as follow:


                                   JUDGMENT

     IT IS ORDERED AND ADJUDGED that Defendants ERWIN LIEM, PRESIDENT'S GROUP and E-COMMERCE INVESTMENTS, INC. shall immediately return to Plaintiff SEVILLE CONSULTING GROUP, INC. The following property and/or property rights: all share certificates for common stock and/or control of all shares of Sattel Global Networks, Inc. stock ("SGNI") which were received as a result of the September 11, 2000 Agreements described in Plaintiff's First Amended Complaint by any of the following persons: Defendants ERWIN LIEM, PRESIDENT'S CORPORATE GROUP, INC., GROUP AND COMMERCE INVESTMENTS, INC. or any of Defendants' agents, successors, stock brokers, clearing firms, assigns or others taking from or through Defendants including, without limitation, the following entities: Interactive Business Channel, NBC Clearing Services, Southwest Securities, Inc., Sterne, Agee & Leech, Inc., Dean Witter Reynolds, Inc., Cale Capital Management, Dotcom SA, Global Processing Services, Inc., Tynehd holding, Vici Industries, Ltd. and Valetta Global SA.



______________________________________________________________________________
Proposed Default Judgment By Court                                           2

     IT IS FURTHER ORDERED AND ADJUDGED that Defendants ERWIN LIEM, PRESIDENT'S CORPORATE GROUP, INC., and E-COMMERCE INVESTMENTS, INC. and the following listed agents, successors, stock brokers, clearing firms, assigns and others taking from or through Defendants ERWIN LIEM, PRESIDENT'S GROUP, INC. and/or E-COMMERCE INVESTMENTS, INC. are enjoined, restrained and prohibited from disbursing, distributing, paying, using, pledging, converting, selling, hypothecating, pledging transferring or disposing of any SGNI stock certificates, or SGNI shares held in "street name", which were transferred to any of the following parties by Defendants ERWIN LIEM, PRESIDENT'S CORPORATE GROUP, INC., E-COMMERCE INVESTMENTS, INC., Sattel Global Network, Inc. or Plaintiff Seville Consulting Group at Defendants' request or instruction:

     1) PRESIDENT'S CORPORATE GROUP, INC., a Canadian corporation;
     2) E-COMMERCE INVESTMENTS, INC., a Panama corporation;
     3) ERWIN LIEM, an individual;
     4) SIGNATURE STOCK TRANSFER, a Texas Corporation;
     5) MADCON COMPANY, a Washington corporation;
     6) JACK AUGBACKS AND COMPANY, a Florida corporation; and
     7) Any and all of Defendants' agents, successors, stock brokers, clearing firms, assigns or others taking from or through Defendants including, without limitation, the following entities: Interactive Business Channel, NBC Clearing Services, Southwest Securities, Inc., Sterne, Agee & Leech, Inc., Dean Witter Reynolds, Inc., Cale Capital Management, Dotcom SA, Global Processing Services, Inc., Tynehd holding, Vici Industries, Ltd. and Valetta Global SA.

     IT IS FURTHER ORDERED AND ADJUDGED that if any SGNI shares are returned to Plaintiff under this Judgment, the Court will, upon request of the party returning the SGNI shares, hold a further evidentiary hearing to determine what, if any consideration, was paid by Defendants to Plaintiff for such shares, and whether such party returning SGNI shares is entitled

______________________________________________________________________________
Proposed Default Judgment By Court                                           3
to reimbursement for the consideration paid for such shares.

     IT IS FURTHER ORDERED AND ADJUDGED that Plaintiff may move for amendment of this Judgment to obtain a further money judgment against Defendants ERWIN LIEM, E-COMMERCE INVESTMENTS, INC. and PRESIDENT'S CORPORATE GROUP, INC., jointly and severally, for damages caused to Plaintiff Seville as a result of Defendants' wrongful acts. Such application may include a request for an award of damages equal to the amount of funds expended or losses incurred by Plaintiff in re-obtaining any SGNI shares held by any parties named in the injunctive portion of the judgment and any parties who are not subject to this injunction.

     IT IS FURTHER ORDERED AND ADJUDGED that based upon the application for determination of reasonable attorneys' fees set forth in the Declaration of Matthew R. Rutherford in Support of Plaintiff's Motion of Entry of Default Judgment, Plaintiff Seville Consulting Group, Inc. is awarded its reasonable attorneys' fees and costs incurred in prosecuting this matter to date in the sum of $ 19,630.05 and that Defendants PRESIDENT'S CORPORATE GROUP, INC., ERWIN LIEM and E-COMMERCE INVESTMENTS, INC. are jointly and severally liable to Plaintiff to pay such attorneys' fees and costs.

     IT IS FURTHER ORDERED AND ADJUDGED that notwithstanding the entry of this Default Judgment, Plaintiff may continue to pursue its claims against the remaining, non-defaulting Defendants.

                                         /s/
DATED:   Sept. 24, 2001               ________________________________
                                      WM. MATTHEW BYRNES, JUDGE
                                      UNITED STATES DISTRICT COURT





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Proposed Default Judgment By Court                                           4